UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 3, 2009

OTTER TAIL AG ENTERPRISES, LLC
(Exact Name of Registrant as Specified in Its Charter)

Minnesota	41-2171784	000-53042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
24096 - 170th Avenue
Fergus Falls, MN 56537-7518
(Address of Principal Executive Offices)(Zip Code)
(218) 998-4301
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits

SIGNATURES

Item 7.01 Regulation FD Disclosure

On December 3, 2009, Otter Tail Ag Enterprises, LLC (the “Company”) mailed two letters to members of the Company, one containing an estimate of K-1 information to be used for member tax planning purposes, and the other updating members of the status of the Company’s Chapter 11 bankruptcy filing.  The K-1 informational letter is attached hereto as Exhibit 99.1 and incorporated herein by reference, and the Chapter 11 update letter is attached hereto as Exhibit 99.2 and incorporated herein by reference.

This current report on Form  8-K  is  being  furnished  pursuant to Item 7.01 Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits

(a)  None.
(b)  None.
(c)  None.
(d)

Exhibit No.	Description

99.1	Letter to Members Regarding K-1 Information dated December 3, 2009.
99.2	Letter to Members Regarding Chapter 11 Update dated December 3, 2009.

Forward-Looking Statements:

This Form 8-K and the attached exhibit contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” sections in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2008, as amended, and its quarterly reports on Form 10-Q, and in conjunction with other SEC reports filed by the Company that discuss important factors that could cause actual results to differ materially.  The Company expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Otter Tail Ag Enterprises, LLC

Date: December 3, 2009	By /s/ Anthony Hicks
	Name:	Anthony Hicks
	Title:	Chief Executive Officer and Chief Financial Officer